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                                                                   EXHIBIT 10.11

                               CIRRUS LOGIC, INC.
                            EXECUTIVE INCENTIVE PLAN
                             Effective April 1, 2001

1.   Purpose.
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     The purpose of the Cirrus Logic, Inc. Executive Incentive Plan (the "EIP")
     is to provide eligible executive employees of Cirrus Logic, Inc., a Delaware corporation ("Cirrus Logic") with incentives to increase shareholder value through the achievement of annual goals relating to the Company's Return On Capital and Operating Profit Per Share Growth.

2.   Definitions.
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     As used herein, the following definitions shall apply:

     (A)  "Base Salary" means an Employee's annual rate of base salary,
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          exclusive of bonuses, incentive pay, commissions, and all other forms of compensation. Base Salary for a given Plan Cycle shall be calculated based on Participants' Base Salary in effect on the first day of a Plan Cycle, except that, for the first Plan Cycle, Base Salary shall be the Participant's Base Salary in effect on April 1, 2001.

     (B)  "Board" means the Board of Directors of Cirrus Logic.
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     (C)  "Cause" means (i) gross negligence or willful misconduct in the
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          performance of duties to the Company after one written warning detailing the concerns and offering the Employee opportunities to cure; (ii) material and willful violation of any federal or state law;
          (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or any crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential or proprietary information.

     (D)  "Change in Control" means (i) the sale, lease, conveyance or other
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          disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group or persons acting in concert; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the voting power

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Cirrus Logic Inc. Executive Incentive Plan
April 1, 2001

          represented by the voting securities of the Company or such surviving entity (or parent) outstanding immediately after such merger or consolidation.

     (E)  "Committee" means the Compensation Committee of the Board.
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     (F)  "Company" means Cirrus Logic and its wholly owned subsidiaries and
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          affiliates, and each of their respective successors.

     (G)  "Continuously Employed" or "Continuous Employment" means the
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          Employee's continuous and uninterrupted full-time employment with the
          Company except for approved absences and other interruptions approved by the Committee or pursuant to a formal written Company policy.

     (H)  "Disability" means total and permanent disability as defined in
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          accordance with the Company's Long-Term Disability Plan.

     (I)  "Effective Date" means April 1, 2001, the effective date of the EIP.
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          The Board of Directors approved the EIP on April 25, 2001.

     (J)  "Employee" means a natural person who is employed by the Company and
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          who is treated as an employee by the Company for tax purposes.

     (K)  "EIP Multiplier" means the multiplier derived from the calculation set
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          forth in Schedule B to this EIP.

     (L)  "Individual Incentive Payment" means the amount calculated for each
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          Participant in Section 5 for each Plan Cycle.

     (M)  "Operating Profit" will be measured as the Company's consolidated GAAP
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          operating income (revenue minus cost of goods sold (COGS) minus research and development (R&D) minus selling, general and administrative (SG&A), excluding VCP and EIP accruals and any non-recurring items). Non-recurring items include any unusual or infrequent accounting items included in GAAP operating profits such as:

          (i)  gains on sales of assets not otherwise included in revenue

          (ii) losses on sales of assets, restructuring charges, merger-related costs including amortization or impairment of acquisition-related intangible assets, asset write-offs, write-downs, and impairments whether or not included in COGS, SG&A or R&D expenses.

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Cirrus Logic Inc. Executive Incentive Plan
April 1, 2001

          The Committee will determine whether to include or exclude unusual/non-recurring items as part of Operating Profit. These items will be resolved by the Committee at the time of the relevant event.

     (N)  "Operating Profit Per Share Growth" or "OPPS Growth" means the
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          percentage increase calculated by taking the operating profit per share of common stock of Cirrus Logic in a fiscal year and dividing it by the "Operating Profit Per Share" in the previous fiscal year. "Operating Profit Per Share" for a given year will be measured by dividing Operating Profit by the weighted average diluted shares of common stock of Cirrus Logic outstanding for that year. The calculation of OPPS Growth will be exclusive of Magnetic Storage operating profit.

     (O)  "Participant" means the Employees identified on Schedule C.
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     (P)  "Plan Cycle" means a three-year period beginning on April 1 of each
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          year. The first Plan Cycle shall be deemed to have begun on April 1,
          2000.

     (Q)  "Return On Capital" means Operating Profit divided by the "Average
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          Capital Employed" for that year. "Capital Employed" is defined as
          Total Assets less Current Liabilities as determined in accordance with GAAP. "Average Capital Employed" is determined by taking the beginning capital employed for a year, adding the ending capital employed, and dividing the resulting sum by two.

     (R)  "Target Incentive Amount" means, for each Participant, the product of
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          (a) the Participant's Base Salary times (b) the Participant's Target
          Incentive Factor.

     (S)  "Target Incentive Factor" means the applicable Target Incentive Factor
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          set forth in Schedule A to this EIP.

3.   Administration of the EIP.
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     (A)  Administration. The Program shall be administered by the Committee.
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     (B)  Powers of the Committee. Subject to the provisions of the EIP and to
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          the specific duties, if any, delegated by the Board, the Committee shall have the authority, in its discretion, to construe and interpret the terms of the EIP and to make all other determinations deemed necessary or advisable for administering the EIP.

     (B)  Effect of Committee's Decisions. The Committee's decisions,
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          determinations and interpretations shall be final and binding on all
          Participants.

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Cirrus Logic Inc. Executive Incentive Plan
April 1, 2001

4.   Eligibility.
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     Except as set forth in Section 7 below, Participants must be Continuously
     Employed by the Company beginning on the first day and continuing through the last day of each Plan Cycle in order to participate in the EIP for that Plan Cycle, except that Participants employed by the Company on April 1, 2001 shall be entitled to participate fully in the first Plan Cycle regardless of whether they were employed by the Company on April 1, 2000.

5.   Determination of Payments.
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     The amount payable to each Participant for each Plan Cycle shall be calculated by multiplying the Participant's Target Incentive Amount by the EIP Multiplier for that Plan Cycle.

6.   Payout Schedule.
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     (A)  Payout Timing. Individual Incentive Payments shall become payable and
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          be paid in full as soon as practicable after the end of each Plan
          Cycle.

     (B)  Continuous Status. Notwithstanding anything in the EIP to the
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          contrary, except as provided in Section 7(A) below in the case of death, Disability or termination by the Company for other than Cause, a Participant must be Continuously Employed as of the last day of a Plan Cycle in order to receive an Individual Incentive Payment for a given Plan Cycle. In the event a Participant's Continuous Employment with the Company terminates for any reason other than death, Disability or termination by the Company for other than Cause, any unpaid portion of the Participant's Individual Incentive Payment shall be forfeited.

     (C)  Withholding. Any amounts payable hereunder shall be subject to
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          applicable tax and other payroll withholding in accordance with the
          Company's policies and programs and applicable law.

7.   Miscellaneous Provisions.
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     (A)  Terminations. In the event of a Participant's death, Disability or
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          termination by the Company for other than Cause, the Participant or his or her estate (as applicable) will receive a pro rata Individual Incentive Payment, based upon the number of calendar months completed in respect of each then outstanding Plan Cycle multiplied by an EIP Multiplier of 1.0, for all then outstanding Plan Cycles in which the Employee was

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Cirrus Logic Inc. Executive Incentive Plan
April 1, 2001

          a Participant. Any such payment shall be made within ten (10) days of the Participant's death, Disability or termination by the Company for other than Cause.

     (B)  Unsecured Creditor. It is understood and agreed that the Company has
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          only a contractual obligation to make payments of Individual Incentive
          Payments under this EIP; that such payments are to be satisfied out of general corporate funds that are subject to the claims of the Company's creditors.

     (C)  Change in Control. In the event of a Change in Control, the EIP will
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          be assumed or comparably replaced by the Company's successor. If the successor fails or refuses to assume or comparably replace the EIP, each Participant will receive a pro rata Individual Incentive Payment, based upon the number of calendar months completed in respect of each then outstanding Plan Cycle multiplied by an EIP Multiplier of 1.0, for all then outstanding Plan Cycles in which the Employee was a Participant. Any such payment shall be made within ten (10) days of a Change in Control.

     (D)  New Participants. Upon approval of the Committee, new Participants may
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          be eligible to participate on a pro rata basis in any Plan Cycle in which the first year of the three year cycle has not been completed and fully in subsequent Plan Cycles the first day of which begins after the date the Committee approves his or her participation. New Participants are ineligible to participate in prior Plan Cycles that began prior to the fiscal year of Cirrus Logic in which the Employee first becomes a Participant.

     (E)  Reclassification. In the event that an Employee who is a Participant
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          is reclassified or demoted (for reasons other than Cause) to a position which would not then qualify such individual as a Participant, the Employee will nevertheless remain eligible to participate in all Plan Cycles in which the Employee was originally a Participant, provided that he or she remains in Continuous Employment. The Employee shall be ineligible, however, to participate in any new Plan Cycles, unless the Committee determines otherwise in its sole discretion.

8.   Limitations.
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     Neither the EIP nor any Individual Incentive Payment shall confer upon a
     Participant any right with respect to continuing the Participant's employment relationship with the Company, nor shall it interfere in any way with the Participant's right or the Company's right to terminate such employment at any time, with or without Cause.

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Cirrus Logic Inc. Executive Incentive Plan
April 1, 2001

9.   Amendment and Termination.
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     The Committee shall have the power to amend, suspend or terminate the EIP at any time, provided that no such amendment or termination shall adversely impair a Participant's rights with respect to the any Plan Cycles that have already commenced.

10.  Governing Law.
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     The Program shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Texas.

11.  No Right of Assignment.
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     No Participant shall have any right to assign, alienate, or otherwise transfer his or her rights, if any, under the EIP. Any purported assignment, alienation or transfer by a Participant of his or her rights under the EIP shall be null and void ab initio and of no force or effect.